Exhibit 99.1

THIS NEWS RELEASE IS NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES FOR DISSEMINATION IN THE UNITED STATES

VERSES Announces Financing Agreement with a Notional Value of CAD$14 Million and Reduces Staff to Streamline Operations

Funding and operational initiatives are intended strengthen balance sheet and focus on high-growth priorities

Vancouver, British Columbia – November 3, 2025 – VERSES AI Inc. (CBOE: VERS) (OTCQB: VRSSF) (“VERSES” or the “Company”), a cognitive computing company pioneering next-generation agentic software systems, is pleased to announce that it has arranged a private placement with certain institutional investors (the “Private Placement”).

Under the terms of the Private Placement, VERSES will receive a notional amount of CAD$14,000,000 in exchange for 2,333,334 Units at a price of CAD$6.00 per Unit, with each Unit consisting of one common share and one half of one (1/2) common share purchase warrant. Each warrant will be exercisable at a price of CAD$7.00.

The Company expects to close the Agreement in one or more tranches.

Closing of the Private Placement remains subject to approval of Cboe Canada Inc. The Company will provide further details of the Private Placement at the time of closing.

VERSES has also initiated a workforce reduction program designed to strengthen liquidity, streamline operations, reduce costs, and increase operational efficiency across the organization. The program includes a combination of targeted reductions in force, furloughs, and executive salary deferrals, all aimed at strengthening the Company’s liquidity position and aligning expenses with revenue growth objectives.

The combined effect of the financing and work force reduction will significantly reduce the Company’s cost structure, extend its cash runway, and enhance the focus on the commercialization of its flagship product, Genius™. Together, these actions are intended to position VERSES to accelerate its path to profitability and scalable long-term value creation.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities being offered have not been, nor will they be, registered under the 1933 Act or under any U.S. state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act, and applicable U.S. state securities laws.

About VERSES

VERSES® is a cognitive computing company building next-generation agentic software systems inspired by principles from science, physics, and biology. The Company’s flagship product, Genius™, is an agentic enterprise intelligence platform designed to generate reliable, domain-specific predictions and decisions under uncertainty. Imagine a smarter world that elevates human potential through technology inspired by nature.

For more information, visit verses.ai, and follow VERSES on LinkedIn and X.

Forward-Looking Statements

This news release contains “forward-looking information” and “forward-looking statements” (collectively, the “Statements”) within the meaning of applicable securities laws, including, without limitation, statements regarding the anticipated benefits of the Private Placement, the terms of the Private Placement, approval of the Private Placement by Cboe Canada Inc., the workforce optimization program, the use of proceeds, and the Company’s growth strategy. Although VERSES believes that the expectations expressed in these Statements are based on reasonable assumptions, actual results may differ materially.

By their nature, the Statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such Statements. Factors that may cause such differences include, but are not limited to, the ability of the Company to complete the Private Placement on the terms announced or at all, the ability of the Company to obtain approval of Cboe Canada Inc., changes in market conditions, fluctuations in share price, timing of payments, regulatory approvals, employee retention, and other risks detailed in the Company’s public filings. The Statements speak only as of the date of this release, and VERSES undertakes no obligation to update them except as required by applicable law.

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information, including the assumption that the Company will close the Private Placement on the timeline anticipated, will raise the anticipated amount of gross proceeds from the Private Placement, and that the benefits of the workforce reduction will materialize. Those assumptions and factors are based on information currently available to the Company. Although such statements are based on reasonable assumptions of the Company’s management, there can be no assurance that any conclusions or forecasts will prove to be accurate.

Neither the CBOE nor any other securities regulator accepts responsibility for the adequacy or accuracy of this release.

On behalf of the Company

Gabriel René, Founder & CEO

VERSES AI Inc.

Press Inquiries: press@verses.ai

Investor Relations: ir@verses.ai